Exhibit 99.1


PSB ANNOUNCES 1ST QUARTER EARNINGS OF $.43 PER SHARE

Wausau, Wisconsin - David K. Kopperud, President of PSB Holdings, Inc. ("PSB") and Peoples State Bank ("Peoples") today announced 2006 first quarter net income of $.43 per diluted share, or $738,000, as compared to $.60 per diluted share, or $1,040,000, in the first quarter of 2005.

Earnings for the quarter ended March 31, 2006 included a special item from recording an interest rate swap at fair value without the ability to offset the liability against the hedged certificate of deposit. Marking the swap to fair value added $205,000 of expense. The net effect of this item was a decrease of $.07 per share, or $124,000. Excluding this item, diluted earnings per share would have been $.50 for the quarter ended March 31, 2006.

Earnings for the prior year quarter ended March 31, 2005 included the following special items:

* A pre-tax realized gain of $70,000 on sale of Pulse ATM (a cooperative) stock.

* Pre-tax reduction to collection expenses of $101,000 from a recovery of collection expenses recorded in 2004.

The net effect of these items was an increase of $.06 per share, or $104,000. Without these items, diluted earnings per share would have been $.54 for the quarter ended March 31, 2005.

Return on average assets based on net income for the first quarter 2006 was ..60% as compared to .91% for the same period in 2005. Return on equity based on net income for the first quarter 2006 was 8.34% as compared to 12.41% for March 2005.

Assets at March 31, 2006 were $500.3 million, compared to $468.7 million at March 31, 2005, an increase of $31.6 million or 6.7%. Total net loans were $378.6 million at March 31, 2006 compared to $361.9 million at March 31, 2005, an increase of $16.7 million or 4.6%. Book value per share was $21.13 at March 31, 2006 compared to $19.77 for the same date a year ago, an increase of 6.9%.

PSB's provision for loan losses was $135,000 in the first quarter 2006, versus $150,000 in the same period last year. There were no net charge-offs during the quarters ended March 31, 2006 and 2005, respectively. At March 31, 2006, the allowance for loan losses was 1.13% of total loans, compared to 1.18% a year earlier. Nonperforming loans were .72% of total loans at March 31, 2006, and .74% at March 31, 2005. During the quarter ended March 31, 2006, a loan relationship of $748,000 was placed on nonaccrual status, representing 30% of nonaccrual loans at quarter-end. Other real estate owned increased $509,000 during the March 2006 quarter from the addition of two unrelated properties previously reported as nonaccrual loans. The following table summarizes non-performing assets as of period end:
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
Non-Performing Assets as of                             March 31,        Dec. 31,
(dollars in thousands)                              2006      2005         2005
Nonaccrual loans                                  $ 2,457   $ 2,148      $ 2,393
Accruing loans past due 90 days or more                 -         -            -
Restructured loans not on nonaccrual                  316       576          382

Total nonperforming loans                           2,773     2,724        2,775
Foreclosed assets                                     882       287          373

Total nonperforming assets                        $ 3,655   $ 3,011      $ 3,148

Nonperforming loans as a % of gross loans            0.72%     0.74%        0.74%
Total nonperforming assets as a % of total assets    0.73%     0.64%        0.62%

Tax adjusted net interest margin was 3.10% during the March 2006 quarter compared to 3.09% in the December 2005 quarter and 3.40% during the March 2005 quarter. The March 2006 quarter saw an increasing margin for the first time in eight previous quarters. Continued yield curve flattening continues to impact net interest spread and short-term deposit cost increases are greater than corresponding loan yield increases due to competitive pressures. The March 2006 quarter also saw certain deposits from existing customers migrate to PSB's new, higher yielding money market account. Loan yield in the quarter ended March 31, 2006 was 6.55% compared to 5.91% a year ago, an increase of 64 basis points. Cost of interest-bearing deposits was 3.44% during the first quarter 2006 compared to 2.30% a year ago, an increase of 114 basis points.

During 2005, PSB entered into an interest rate swap to convert its fixed rate liability for a brokered certificate of deposit to a variable rate. During 2005, PSB applied the "short-cut method" of fair value hedge accounting under Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). During the March 2006 quarter, PSB determined this swap did not qualify for the "short-cut method" because in retrospect the related broker fee was determined to have caused the swap not to have a zero value at inception (which is required under FAS 133 to qualify for the "short-cut method"). Fair value hedge accounting allows a company to record the change in fair value of the hedged item, in this case, the brokered certificate, as an offset to the mark-to-market adjustment on the related interest rate swap.

Hedge accounting under FAS 133 is not allowed for 2005 because the hedge documentation required for the "long-haul method" was not in place at the inception of the hedge. In addition, because current and prospective hedge effectiveness testing does not show the hedge to be "highly effective" in offsetting the change in fair value of the certificate, use of hedge accounting is not allowed in future periods. Eliminating the application of fair value hedge accounting in the March 2006 quarter reversed the fair value adjustment that was made to the brokered certificate, generating a charge of $205,000 ($124,000 after tax benefits) during the quarter. Approximately $168,000 of this charge ($102,000 after tax benefits) was related to activity during 2005 which was not restated to prior periods due to the insignificant impact on previously reported 2005 results. The swap continues to be economically effective and any swap liability provision to expense represents a temporary timing difference to be recovered in future periods before swap maturity in October 2008.
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PSB Holdings, Inc. (OTCBB:PSBQ.OB), is the parent company of Peoples.  Peoples is headquartered in Wausau, Wisconsin with eight retail locations serving north central Wisconsin in Marathon, Oneida, and Vilas counties. In addition to traditional retail and commercial banking products, Peoples provides retail investments, retirement planning, commercial treasury management services, and long-term fixed rate residential mortgages.

Forward Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release. Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under "Forward Looking Information" in Item 1 of PSB's Form 10-K for the year ended December 31, 2005. PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                    (tables follow)
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
PSB HOLDINGS, INC.
QUARTERLY FINANCIAL SUMMARY
(dollars in thousands, except per share data)
                                                             Quarter ended - Unaudited
                                        MARCH 31,    Dec. 31,   Sept. 30,    June 30,   March 31,
EARNINGS AND DIVIDENDS                    2006        2005       2005         2005        2005
Net income                            $     738   $   1,063   $   1,066   $   1,171   $   1,040
Basic earnings per share (3)          $    0.43   $    0.62   $    0.62   $    0.68   $    0.60
Diluted earnings per share (3)        $    0.43   $    0.62   $    0.62   $    0.68   $    0.60
Dividends declared per share (3)      $       -   $    0.31   $       -   $    0.31   $       -
Net book value per share              $   21.13   $   20.81   $   20.81   $   20.27   $   19.77
Semi-annual dividend payout ratio         N/A         24.83%      n/a         24.06%     n/a
Average common shares outstanding     1,705,290   1,710,720   1,712,771   1,714,134   1,721,058

BALANCE SHEET - AVERAGE BALANCES:

Loans receivable, net of allowances   $ 375,179   $ 366,224   $ 369,489   $ 367,948   $ 354,136
Total assets                          $ 502,194   $ 498,429   $ 493,035   $ 480,325   $ 465,083
Deposits                              $ 398,707   $ 394,161   $ 387,969   $ 376,252   $ 367,394
Stockholders' equity                  $  35,867   $  35,756   $  35,143   $  34,665   $  33,989

PERFORMANCE RATIOS:

Return on average assets (1)               0.60%       0.85%       0.86%       0.98%       0.91%
Return on avg. stockholders' equity (1)    8.34%      11.79%      12.03%      13.55%      12.41%
Average tangible stockholders' equity to
  average assets                           7.24%       7.24%       7.14%       7.22%       7.25%
Net loan charge-offs to average loans      0.00%       0.01%       0.02%       0.01%       0.00%
Nonperforming loans to gross loans         0.72%       0.83%       0.71%       0.60%       0.74%
Allowance for loan loss to gross loans     1.13%       1.11%       1.14%       1.15%       1.18%
Net interest rate margin (1)(2)            3.10%       3.09%       3.14%       3.32%       3.40%
Net interest rate spread (1)(2)            2.63%       2.61%       2.72%       2.96%       3.05%
Service fee revenue as a percent of
  average demand deposits (1)              2.29%       2.10%       2.10%       2.56%       2.19%
Noninterest income as a percent
  of gross revenue                         8.08%      10.59%      12.06%      13.00%      11.87%
Efficiency ratio (2)                      69.42%      61.35%      63.25%      59.53%      59.11%
Noninterest expenses to avg. assets (1)    2.38%       2.18%       2.32%       2.32%       2.30%

STOCK PRICE INFORMATION:

High                                  $   31.05   $   30.70   $   32.00   $   31.85   $   32.20
Low                                   $   30.50   $   29.75   $   30.65   $   30.63   $   31.85
Market value at quarter-end           $   30.80   $   30.70   $   30.70   $   30.75   $   31.85

(1) Annualized
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis.
(3) Due to rounding, cumulative quarterly per share performance may not equal annual per share totals.

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
PSB HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
                                                       Three Months Ended
(dollars in thousands,                                     March 31,
except per share data - unaudited)                     2006         2005
Interest and dividend income:
   Loans, including fees                             $ 6,111     $ 5,203
   Securities:
      Taxable                                            604         452
      Tax-exempt                                         254         241
   Other interest and dividends                          107          68

         Total interest and dividend income            7,076       5,964

Interest expense:
   Deposits                                            2,936       1,811
   FHLB advances                                         534         550
   Other borrowings                                       28          83
   Junior subordinated debentures                        113           -

         Total interest expense                        3,611       2,444

Net interest income                                    3,465       3,520
Provision for loan losses                                135         150

Net interest income after provision for loan losses    3,330       3,370

Noninterest income:
   Service fees                                          295         260
   Mortgage banking                                      207         155
   Investment and insurance sales commissions            135         170
   Net gain on sale of securities                          -           6
   Increase in cash surrender value of life insurance     46          20
   Change in fair value of interest rate swap           (205)          -
   Other noninterest income                              144         192

         Total noninterest income                        622         803

Noninterest expense:
   Salaries and employee benefits                      1,814       1,629
   Occupancy and facilities                              472         445
   Data processing and other office operations           180         172
   Advertising and promotion                              43          63
   Other noninterest expenses                            433         331

        Total noninterest expense                      2,942       2,640

Income before provision for income taxes               1,010       1,533
Provision for income taxes                               272         493

Net income                                          $    738     $ 1,040
Basic earnings per share                            $   0.43     $  0.60
Diluted earnings per share                          $   0.43     $  0.60

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
PSB HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2006 unaudited, December 31, 2005 derived from audited financial statements

(dollars in thousands, except per share data) - Unaudited               2006        2005
ASSETS
Cash and due from banks                                             $  10,314   $  15,708
Interest-bearing deposits and money market funds                        1,400         988
Federal funds sold                                                          -       9,908

Cash and cash equivalents                                              11,714      26,604

Securities available for sale (at fair value)                          83,896      81,501
Loans held for sale                                                         -           -
Loans receivable, net of allowance for loan losses of $4,324
   and $4,180, respectively                                           378,635     372,411
Accrued interest receivable                                             2,368       2,245
Foreclosed assets                                                         882         373
Premises and equipment                                                 12,454      12,632
Mortgage servicing rights, net                                            893         880
Federal Home Loan Bank stock (at cost)                                  3,017       3,017
Cash surrender value of bank-owned life insurance                       4,851       4,805
Other assets                                                            1,621       1,690

TOTAL ASSETS                                                        $ 500,331   $ 506,158

LIABILITIES

Non-interest-bearing deposits                                       $  55,746   $  61,345
Interest-bearing deposits                                             340,088     339,191

   Total deposits                                                     395,834     400,536

Federal Home Loan Bank advances                                        52,000      54,000
Other borrowings                                                        5,941       4,497
Junior subordinated debentures                                          7,732       7,732
Accrued expenses and other liabilities                                  2,844       3,908

   Total liabilities                                                  464,351     470,673

STOCKHOLDERS' EQUITY

Common stock - no par value with a stated value of $1 per share:
   Authorized - 3,000,000 shares
   Issued - 1,887,179 shares                                            1,887       1,887
Additional paid-in capital                                              9,647       9,655
Retained earnings                                                      29,299      28,561
Accumulated other comprehensive loss                                     (680)       (542)
Treasury stock, at cost - 184,431 and 181,608 shares, respectively     (4,173)     (4,076)

   Total stockholders' equity                                          35,980      35,485

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 500,331   $ 506,158

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
PSB HOLDINGS, INC.
AVERAGE BALANCES AND INTEREST RATES
Quarter Ended March 31,

                                                2006                           2005
                                    Avg Bal   Interest  Yield/Rate  Avg Bal  Interest  Yield/Rate
Assets
Interest-earning assets:
   Loans (1)(2)                    $ 379,428   $ 6,131     6.55%   $ 358,351  $ 5,222     5.91%
   Taxable securities                 56,458       604     4.34%      46,739      452     3.92%
   Tax-exempt securities (2)          25,791       385     6.05%      24,511      365     6.04%
   FHLB stock                          3,017        19     2.55%       2,900       40     5.59%
   Other                               7,909        88     4.51%       4,734       28     2.40%

   Total (2)                         472,603     7,227     6.20%     437,235    6,107     5.66%

Non-interest-earning assets:
   Cash and due from banks            11,317                          13,473
   Premises and equipment,
      net                             12,554                          12,517
   Cash surrender value ins.           4,822                           2,728
   Other assets                        5,147                           3,345
   Allowance for loan
      losses                          (4,249)                         (4,215)

   Total                           $ 502,194                       $ 465,083

Liabilities & stockholders' equity
Interest-bearing liabilities:
   Savings and demand
      deposits                     $  87,754   $   595     2.75%   $  72,611  $   239     1.33%
   Money market deposits              66,580       433     2.64%      71,681      222     1.26%
   Time deposits                     192,059     1,908     4.03%     174,939    1,350     3.13%
   FHLB borrowings                    52,533       534     4.12%      48,889      550     4.56%
   Other borrowings                    3,928        28     2.89%      12,283       83     2.74%
   Junior sub. debentures              7,732       113     5.93%
   Total                             410,586     3,611     3.57%     380,403    2,444     2.61%

Non-interest-bearing liabilities:
   Demand deposits                    52,314                          48,163
   Other liabilities                   3,427                           2,528
   Stockholders' equity               35,867                          33,989

   Total                           $ 502,194                       $ 465,083

Net interest income                            $ 3,616                        $ 3,663
Rate spread                                                2.63%                          3.05%
Net yield on interest-earning assets                       3.10%                          3.40%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and securities is computed on a tax- equivalent basis using a tax rate of 34%.